UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

Chemomab Therapeutics Ltd.

(Exact name of Registrant as Specified in Its Charter)

State of Israel	001-38807	81-3676773
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Kiryat Atidim, Building 7
Tel Aviv, Israel	6158002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-77-331-0156

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty (20) ordinary shares, no par value per share	CMMB	Nasdaq Capital Market

Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 16, 2022, the Board of Directors (“Board”) of Chemomab Therapeutics Ltd. (the “Company”) appointed Jill M. Quigley to the Board and the audit committee of the Board (the “Audit Committee”), effective immediately. The Board determined Ms. Quigley to be an independent director and designated her as an audit committee financial expert. With Ms. Quigley's appointment to the Board, the size of the Board will be seven directors. Following Ms. Quigley’s appointment to the Audit Committee, such committee will be comprised of Claude Nicaise (Chair), Alan Moses, and Jill M. Quigley. The biographical information for Ms. Quigley appears below:

Jill M. Quigley, age 47, has more than 20 years of biotechnology industry experience encompassing executive management, corporate operations, legal affairs, financing and board membership. Since December 2020, Ms. Quigley has served as a member of the board of directors of Terns Pharmaceuticals, Inc. (Nasdaq: TERN), including her role as chairperson of its audit committee. From November 2018 until December 2021, Ms. Quigley served as Chief Operating Officer of Passage BIO, Inc. (Nasdaq: PASG). Previously, she served as the Interim Chief Executive Officer and General Counsel of Nutrinia, Inc., from January 2016 to November 2018. From July 2012 to January 2016, Ms. Quigley served in various roles at Shire plc, most recently as Senior Legal Counsel. Ms. Quigley received her undergraduate degree in Communications, Legal Institutions, Economics & Governance (CLEG) from American University and J.D. from Rutgers School of Law.

There are no arrangements or understandings between Ms. Quigley and any other person pursuant to which she was appointed. Ms. Quigley’s compensation for her service as a non-employee director will be consistent with that of the Company’s other non-employee directors. Ms. Quigley is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

As described in Item 5.02 above, on June 21, 2022, the Company issued a press release announcing the appointment of Ms. Jill M. Quigley to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release titled: “Jill M. Quigley joins Chemomab board of directors”, dated June 21, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOMAB THERAPEUTICS LTD.

Date: June 21, 2022	By:	/s/ Donald Marvin
Name: Donald Marvin
Title: Executive V.P., Chief Financial Officer and Chief Operating Officer